                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                November 24, 2003
                                (Date of report)


                               POWERCHANNEL, INC.


       Delaware                        001-11540                65-0952186
       --------                        ---------                ----------
(State of Incorporation)        (Commission File Number)     (IRS Employer ID)


                         16 North Main Street, Suite 395
                            New City, New York 10956
                    (Address of principle executive offices)

                                 (845) 634-7979
                               (Telephone number)

ITEM 4.

Change in Registrant's Certifying Accountant

         On November 24, 2003, Radin Glass & Co., LLP informed PowerChannel, Inc. (the "Company") that the client-auditor relationship between Radin Glass & Co., LLP and the Company had ended.

         During the Company's two most recent fiscal years, the Company and Radin Glass & Co., LLP had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Radin Glass & Co., LLP, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report Radin Glass & Co., LLP might have issued. Furthermore, none of Radin Glass & Co., LLP's reports on the Company's consolidated financial statements contained an adverse opinion, disclaimer of opinion, or modification or qualification of opinion, except that Radin Glass & Co., LLP's report on the consolidated financial statements for the year ended December 31, 2002 contains an explanatory paragraph indicating that there is substantial doubt as to the Company's ability to continue as a going concern. In addition, the Company has been informed by Radin Glass & Co., LLP that their resignation resulted from the fact that Company's filed its Form 10-QSB for the quarter ended September 30, 2003 without adequate disclosure indicating that a review of the financial statements included therein had not been completed by the Company's independent public accountants.

         Effective as of December 16, 2003, the Company re-engaged Radin Glass & Co., LLP as its independent auditor. The Company is currently undertaking to have the review completed by its independent public accountants in an expedited manner. The Company intends to make additional or supplemental disclosure, if any, if such disclosure is indicated by such review.

ITEM 7.

         o        Letter from Radin Glass & Co., LLP

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        PowerChannel, Inc.
                                        (Registrant)

Dated:  December 16, 2003
                                        By: /s/ Steven Lampert
                                            --------------------------------
                                            Steven Lampert
                                            Chief Financial Officer